UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): August 10, 2015
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report) ___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 10, 2015, Nexstar Broadcasting Group, Inc. (the "Company") issued a press release announcing that its Board of Directors approved a share repurchase program which authorizes the Company to purchase up to $100,000,000 of its outstanding shares of Class A common stock. Repurchases by the Company will be subject to available liquidity, general market and economic conditions, alternate uses for the capital and other factors. Share repurchases may be made from time to time in open market transactions, block trades or in private transactions in accordance with applicable securities laws and regulations and other legal requirements, including compliance with the Company's finance agreements. There is no minimum number of shares that the Company is required to repurchase and the repurchase program may be suspended or discontinued at any time without prior notice. All shares purchased will be held in the Company's treasury for possible future use. The Company anticipates funding any share repurchases from its cash flow from operations and its existing credit facility. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release of Nexstar Broadcasting Group, Inc. dated August 10, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: August 10, 2015	Name:	Thomas E. Carter
	Title:	Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Nexstar Broadcasting Group, Inc. dated August 10, 2015.